Exhibit 3.56

Microfilm Number___________	Filed with the Department of State on “UNREADABLE TEXT”

XXXXXXXX
Entity Number 898604
Secretary of the Commonwealth

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP
DSCB:15-8512 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1.	The name of the limited partnership is: C/N Iron Run Limited Partnership III

2.	The date of filing of the original Certificate of Limited Partnership is: 12/17/85

3.	(Check, and if appropriate complete, one of the following):

The amendment adopted by the limited partnership, set forth in full, is as follows:

The amendment adopted by the limited partnership is set forth in full in Exhibit A attached hereto and made a part hereof

4.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on: at
Date Hour

5.	(Check if the amendment restates the Certificate of Limited Partnership):

The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this “UNREADABLE TEXT” day of August, 1996.

See Attached Exhibit A

(Name of Partnership)

By:

(Signature)

TITLE:

Chart #4.26
Exhibit “A”

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
C/N IRON RUN LIMITED PARTNERSHIP III

1. The name of the Partnership is C/N Iron Run Limited Partnership III.

2.   The registered office of the Partnership in the Commonwealth of Pennsylvania is c/o The Nichols Company, Newtown Corporate Campus, 16 Campus Boulevard, Suite 150, Newtown Square, Delaware County, PA 19073.

3. The date of filing of the original certificate was December 17, 1985.

4. C/N Iron Run III, Inc. is withdrawing as the General Partner of the Partnership, effective as to the date of filing this Certificate.

5.   Effective as to the date of filing this Certificate, Brandywine Operating Partnership, L.P. is admitted as the General Partner of the Partnership. The name and address of the new General Partner of the Partnership is:

Brandywine Operating Partnership, L.P. c/o The Nichols Company Newtown Corporate Campus 16 Campus Boulevard, Suite 150 Newtown Square, PA 19073

6. This Certificate may be executed in separate counterpart copies, each of which shall be considered an original and all of which shall be one and the same Certificate.

WITHDRAWING GENERAL PARTNER:

C/N Iron Run III, Inc.

	By:	/s/ Anthony A. Nichols

Name: Anthony A. Nichols
Title: President

NEW GENERAL PARTNER:

BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	BRANDYWINE REALTY TRUST, as General Partner

		By:	/s/ Gerard H. Sweeney

Name: Gerard H. Sweeney
Title: President

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Certificate of Amendment-Domestic (15 Pa.C.S.)
Entity Number

Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Name	PEPPER HAMILTON LLP	Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA NORTH FRONT AND MARKET STREETS P.O. BOX 1187 HARRISBURG, PA 17108-1181

City	State	Zip Code

Fee: $52	Filed in the Department of State on Jun 06 2002

XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership Organization, hereby certifies that:

1.	The name of the limited partnership limited liability company is: c/n Iron Run Limited Partnership III

2.	The date of filing of the original Certificate of limited Partnership Organization: 12-17-85

3.	Check and if appropriate complete one of the following:

The amendment adopted by the limited partnership limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check and if appropriate complete one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on _____________ at ____________
Date Hour

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization

The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this

4th day of June 2002

C/N Iron Run Limited Partnership III.

Name of Limited Partnership/Limited Liability Company

Signature

(See Exhibit B attached)

Title

EXHIBIT A

TO CERTIFICATE OF AMENDMENT
C/N IRON RUN LIMITED PARTNERSHIP III

Article 4 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 4 shall read as follows:

“Article 4. The address of this limited partnership’s registered office in this Commonwealth is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 6 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 6 shall read as follows:

“Article 6. The name and business address of each general partner is: Brandywine Operating Partnership, L.P., 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 7 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 7 shall read as follows:

“Article 7. The address of the office at which is kept a list of the names and addresses of the limited partners and their capital contributions is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

EXHIBIT B

to

CERTIFICATE OF AMENDMENT

of

C/N IRON RUN LIMITED PARTNERSHIP III

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership General Partner

By:	Brandywine Realty Trust, a Maryland real estate trust

By:	/s/ Brad A. Molotsky

Brad A. Molotsky, Secretary